December 3, 1996


Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278

Gentlemen:


     You have requested our opinion with respect to the offer and sale by the Selling Stockholders of Brightpoint, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (No. 333-15663) under the Securities Act of 1933, as amended (the "Act"), of up to 750,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company as well as up to 375,000 shares of Common Stock (the "Dividend Shares") which will be issued to the Selling Stockholders in connection with a 3-2 split of the Company's Common Stock to be effected in the form of a 50% stock dividend (the "Stock Dividend") payable on December 16, 1996 to stockholders of record on November 25, 1996.


     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.


     Based upon the foregoing, it is our opinion that the Shares are duly authorized, validly issued and fully paid and non-assessable. It is also our opinion that the Dividend Shares, when issued in connection with the Stock Dividend, will be validly issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                         Very truly yours,


                                         /s/ TENZER GREENBLATT LLP

                                         TENZER GREENBLATT LLP